Exhibit 5.2
[LETTERHEAD OF BUCHALTER NEMER]
January 21, 2014
Post Holdings, Inc.
2503 Hanley Road
St. Louis, Missouri 63144
Ladies and Gentlemen:
We have acted as special counsel to Premier Protein, Inc., a California corporation (the “Company”), in connection with the Registration Statement on Form S-4 (the “Registration Statement”) to be filed by Post Holdings, Inc., a Missouri corporation (“Post Holdings”), Post Foods, LLC, a Delaware limited liability company Inc., (“Post US”), Attune Foods, LLC, a Delaware limited liability company (“Attune”), Premier Nutrition Corporation, a Delaware corporation (“PNC”), Agricore United Holdings, Inc., a Delaware corporation (“Agricore,” and together with Post US, Attune and PNC, the “Delaware Subsidiaries”), the Company, Dakota Growers Pasta Company, Inc., a North Dakota corporation (“Dakota Growers”), DNA Dreamfields Company, LLC, an Ohio limited liability company (“Dreamfields”), and Primo Piatto, Inc., a Minnesota corporation (“Primo Piatto,” and together with the Company, Dakota Growers, Dreamfields and the Delaware Subsidiaries, the “US Subsidiaries”), with the Securities and Exchange Commission (the “Commission”) under the Securities Act of 1933, as amended (the “Act”), relating to the offer by Post Holdings (the “Exchange Offer”) to exchange up to $350,000,000 in aggregate principal amount of its 7.375% Senior Notes due 2022 (the “Exchange Notes”) for $350,000,000 in aggregate principal amount of the Company’s issued and outstanding 7.375% Senior Notes due 2022 issued on July 18, 2013 (the “Original Notes”). The Original Notes were issued, and the Exchange Notes will be issued, under an Indenture, dated February 3, 2012 and supplemented on May 28, 2013, September 3, 2013 and January 13, 2014 (as so supplemented (the “Supplement”, and collectively, the “Indenture”), among Post Holdings, the Company and the other subsidiary guarantors thereunder (including each of the US Subsidiaries) and Wells Fargo Bank, N.A., as trustee (the “Trustee”).
All capitalized terms which are defined in the Indenture shall have the same meanings when used herein, unless otherwise specified.
In connection with the opinions expressed below, we have examined: (i) the Registration Statement, including the prospectus and the exhibits (including those incorporated by reference) constituting a part of the Registration Statement; (ii) the Indenture and the Original Notes and the Guarantees thereof and (iii) the forms of the Exchange Notes and the Notations of Guarantee of such Exchange Notes. We have also examined originals or copies, certified or otherwise identified to our satisfaction, of such other corporate records, agreements and instruments of the Company, Post Holdings, Post US, certificates of officers of the Company, and such other documents, records and instruments, and we have made such legal and factual inquiries, as we have deemed necessary or appropriate as a basis for us to render the opinions hereinafter expressed. We have assumed the genuineness of all signatures, the legal competence and capacity of natural persons, the authenticity of documents submitted to us as originals and the conformity with authentic original documents of all documents submitted to us as copies. When relevant facts were not independently established, we have relied without independent investigation as to matters of fact upon statements of governmental officials and upon representations made in or pursuant to certificates and statements of appropriate representatives of the Company and/or Post Holdings and Post US.

Premier Protein, Inc.
January 21, 2014

In connection herewith, we have assumed that, other than with respect to the Company and the Guarantor, all of the documents referred to in this opinion have been duly authorized by, have been duly executed and delivered by, and constitute the valid, binding and enforceable obligations of, all of the parties thereto, all of the signatories to such documents have been duly authorized by all such parties and all such parties are duly organized and validly existing and have the power and authority (corporate or other) to execute, deliver and perform such documents.
Based upon the foregoing and in reliance thereon, and subject to the assumptions, comments, qualifications, limitations and exceptions set forth herein, we are of the opinion that:
(a)The Company is a corporation duly organized, validly existing, and in good standing under the laws of the State of California.
(b)The Company has the corporate power to guarantee the Exchange Notes pursuant to the Indenture.
(c)The Company has taken all corporate action necessary to authorize the execution, delivery and performance of its guarantee under the Supplement; and
(d)The Supplement has been duly executed and delivered by the Company.
In addition to the assumptions, comments, qualifications, limitations and exceptions set forth above, the opinion set forth herein is further limited by, subject to and based upon the following assumptions, comments, qualifications, limitations and exceptions:
(a)The opinion set forth herein assumes that (i) the Registration Statement has become effective under the Act, (ii) the Indenture has become duly qualified under the Trust Indenture Act of 1939, as amended, and (iii) the Exchange Notes (in the form examined by us) have been duly executed by Post Holdings and authenticated and delivered by the Trustee and issued in exchange for the Original Notes in accordance with the provisions of the Indenture upon consummation of and otherwise in accordance with the Exchange Offer.
(b)The opinion set forth herein is made as of the date hereof and is subject to, and may be limited by, future changes in the factual matters set forth herein, and we undertake no duty to advise you of the same. The opinion expressed herein is based upon the law in effect (and published or otherwise generally available) on the date hereof, and we assume no obligation to revise or supplement this opinion should such law be changed by legislative action, judicial decision or otherwise.

Premier Protein, Inc.
January 21, 2014

(c)Our opinion contained herein may be limited by (i) applicable bankruptcy, insolvency, reorganization, receivership, moratorium or similar laws affecting or relating to the rights and remedies of creditors generally including, without limitation, laws relating to fraudulent transfers or conveyances, preferences and equitable subordination, (ii) general principles of equity (regardless of whether considered in a proceeding in equity or at law) and (iii) an implied covenant of good faith and fair dealing.
(d)Our opinion is further subject to the effect of generally applicable rules of law arising from statutes, judicial and administrative decisions, and the rules and regulations of governmental authorities that: (i) limit or affect the enforcement of provisions of a contract that purport to require waiver of the obligations of good faith, fair dealing, diligence and reasonableness; (ii) limit the availability of a remedy under certain circumstances where another remedy has been elected; (iii) limit the enforceability of provisions releasing, exculpating, or exempting a party from, or requiring indemnification of a party for, liability for its own action or inaction, to the extent the action or inaction involves negligence, recklessness, willful misconduct or unlawful conduct; (iv) may, where less than all of the contract may be unenforceable, limit the enforceability of the balance of the contract to circumstances in which the unenforceable portion is not an essential part of the agreed exchange; and (v) govern and afford judicial discretion regarding the determination of damages and entitlement to attorneys’ fees.
(e)We express no opinion as to the enforceability of (1) any provision of the Indenture purporting or attempting to (A) confer exclusive jurisdiction and/or venue upon certain courts or otherwise waive the defenses of forum non conveniens or improper venue, (B) confer subject matter jurisdiction on a court not having independent grounds therefor, (C) modify or waive the requirements for effective service of process for any action that may be brought, (D) waive the right of the Company or any other person to a trial by jury, (E) provide that remedies are cumulative or that decisions by a party are conclusive or (F) modify or waive the rights to notice, legal defenses, statutes of limitations or other benefits that cannot be waived under applicable law or (G) any provision of the Indenture relating to choice of law.
(f)We express no opinion as to whether a subsidiary may guarantee or otherwise be liable for indebtedness incurred by its parent except to the extent that such subsidiary may be determined to have benefited from the incurrence of the indebtedness by its parent or whether such benefit may be measured other than by the extent to which the proceeds of the indebtedness incurred by its parent are, directly or indirectly, made available to such subsidiary for its corporate or other analogous purposes.
(g)This opinion is limited to the applicable laws of the United States of America, the applicable laws of the State of California.

Premier Protein, Inc.
January 21, 2014

We do not render any opinions except as set forth above. The opinion set forth herein is made as of the date hereof. We hereby consent to the filing of this opinion as an exhibit to the Registration Statement and to the use of our name therein and in the related prospectus under the captions “Legal Matters.” We also consent to your filing copies of this opinion as an exhibit to the Registration Statement with agencies of such states as you deem necessary in the course of complying with the laws of such states regarding the Exchange Offer. In giving such consent, we do not thereby concede that we are within the category of persons whose consent is required under Section 7 of the Act or the Rules and Regulations of the Commission thereunder.
Very truly yours,

/s/ Buchalter Nemer, a Professional Corporation